UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Scorpio Bulkers Inc.
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)
9, Boulevard Charles III, Monaco 98000
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.50% Senior Notes due 2019	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-197949 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.   Description of Registrants Securities to be Registered.
A description of the 7.50% Notes due 2019 of Scorpio Bulkers Inc. (the "Registrant") is set forth under the caption "Description of Notes" in the prospectus filed by the Registrant on September 17, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant's Registration Statement on Form F-1 (Registration No. 333-197949), filed with the Securities and Exchange Commission (the "SEC"), effective September 15, 2014. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2.   Exhibits.
The following exhibits are filed as part of this registration statement:
No.	Exhibit
1.1
Underwriting Agreement dated September 15, 2014 by and among the Registrant and Stifel, Nicolaus & Company, Incorporated, Deutsche Bank Securities Inc. and Jeffries LLC, as representatives of the several underwriters named therein (incorporated herein by reference to Exhibit 1.1 to the Registrant's Report on Form 6-K, filed with the SEC on September 25, 2014)

3.1
Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1 (File No. 333-192246), declared effective on December 11, 2013)

3.2
Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form F-1 (File No. 333-192246), declared effective on December 11, 2013)

4.1	Senior Indenture (incorporated herein by reference to Exhibit 4.1 to the Registrant's Report on Form 6-K, filed with the SEC on September 25, 2014)
4.2	First Supplemental Indenture (incorporated herein by reference to Exhibit 4.2 to the Registrant's Report on Form 6-K, filed with the SEC on September 25, 2014)
4.3	Global Note (incorporated herein by reference to Exhibit 4.3 to the Registrant's Report on Form 6-K, filed with the SEC on September 25, 2014)

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 25, 2014	SCORPIO BULKERS INC.

	By:	/s/ Hugh Baker
	Name:	Hugh Baker
	Title:	Chief Financial Officer